THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (ii) UPON FIRST FURNISHING TO THE MAKER AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER IS NOT IN VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE ACT OR ANY STATE SECURITIES LAW.



                            AFFILIATE PROMISSORY NOTE


$3,200,000.00               Charlotte, North Carolina               May 30, 1997



         FOR VALUE RECEIVED, BBH CORP. ("Maker"), a Delaware corporation, promises to pay to the order of HLM DESIGN, INC. ("Payee"), a Delaware corporation, the sum of Three Million Two Hundred Thousand and No/100 Dollars ($3,200,000.00), together with interest thereon at the fixed rate of thirteen and one-half percent (13.50%) per annum. Commencing July 1, 1997, and continuing on the first day of each calendar month thereafter until this Note is paid in full, accrued interest payments on the outstanding balance of this Note shall become due and payable. Commencing on June 1, 2000 and continuing on the first day of each calendar month thereafter until and including May 1, 2002, principal payments in the amount of Fifty-Three Thousand Three Hundred Thirty-Three and 34/100 ($53,333.34) each shall become due and payable, together with accrued interest. The entire unpaid principal balance, together with all accrued interest, shall be due and payable in full on June 1, 2002.

         Interest Calculation. Interest hereunder will be calculated based upon a 360-day year and actual days elapsed. The interest rate required hereby shall not exceed the maximum rate permissible under applicable law, and any amounts paid in excess of such rate shall be applied to reduce the principal amount hereof or shall be refunded to Maker, at the option of the holder of this Note.

         Payment Directions. All amounts due under this Note are payable at par in lawful money of the United States of America, at the principal place of business of Payee in Charlotte, North Carolina, or at such other address as the Payee or other holder hereof (herein "Holder") may direct.

         Defaults; Remedies and Default Interest. The occurrence of any default in the timely payment of any part of principal or interest in accordance with the terms hereof which is not cured within five (5) days after the due date of any such payment, or upon failure of Maker to keep and perform all the covenants and

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



provisions of this Note, or the occurrence of any default under that Note Purchase Agreement of even date herewith executed by Maker, Payee and certain other parties thereto, together with any and all amendments and modifications thereof (the "Agreement") and the lapse of any applicable cure period provided therein, shall constitute a default hereunder. Upon the occurrence of an event of default, as defined above, Holder may, at its option and without notice (except as may be required under the Agreement and upon the expiration of any applicable cure period) declare all principal and interest provided for under this Note, and any other obligations of Maker to Holder, to be presently due and payable, and Holder may enforce any remedies available to Holder at law or equity or under any documents securing or evidencing debts of Maker to Holder. Holder may waive any default before or after it occurs and may restore this Note in full effect without impairing the right to declare it due for a subsequent default, this right being a continuing one. Upon default, the remaining unpaid balance of the indebtedness evidenced hereby and all expenses due Holder shall, without any action being required by Holder, bear interest at the lesser of (i) sixteen percent (16.00%) per annum and (ii) the highest rate permissible under applicable law.

         Application of Payments; Prepayment Rights. All amounts received for payment of this Note shall be first applied to any expenses due Holder under this Note or under any other documents evidencing or securing obligations of Maker to Holder, then to accrued interest, and finally to the reduction of principal. Prepayment of principal or accrued interest may be made, in whole or in part, at any time without penalty at the option of Maker. Any prepayment(s) shall reduce the amount of indebtedness outstanding under the Note according to the prepayment provisions in the Agreement.

         Consents and Waivers. Maker and all sureties, guarantors, endorsers and other parties to this instrument hereby consent to any and all renewals, waivers, modifications, or extensions of time (of any duration) that may be granted by Holder with respect to this Note and severally waive demand, presentment, protest, notice of dishonor, and all other notices that might otherwise be required by law. All parties hereto waive the defense of impairment of collateral and all other defenses of suretyship.

         Payments of Legal Fees and Costs. Maker and all sureties, guarantors, endorsers and other parties hereto agree to pay reasonable attorneys' fees and all court and other costs that Holder may incur in the course of efforts to collect the debt evidenced hereby or to protect Holder's interest in any collateral securing the same.

         North Carolina Law and Construction. The validity and construction of this Note shall be determined according to the laws of North Carolina applicable to contracts executed and performed within that state. If any provision of this Note should for any reason be invalid or unenforceable, the remaining provisions hereof shall remain in full effect.

         Amendments. The provisions of this Note may be amended or waived only by an instrument in writing signed by the Holder and Maker and attached to this Note.

         Words used herein indicating gender or number shall be read as the context may require.

         IN WITNESS WHEREOF, this Note has been executed effective as of May 22, 1997.

                             BBH CORP., Maker



                             By: /s/ Vernan B. Brannon

                             Title: Vice President





                             PAY TO THE ORDER OF PACIFIC CAPITAL, L.P., a
                             Delaware limited partnership and EQUITAS, L.P., a Delaware limited partnership

                             HANSEN LIND MEYER INC., an Iowa corporation
                             (successor by merger with BBH Corp.)



                             By: Vernan B. Brannon

                             Title: Vice President


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